Exhibit 99.1

RURAL CELLULAR CORPORATION

Offer to exchange $425,000,000 aggregate principal amount of floating rate senior subordinated notes due 2013 for
$425,000,000 aggregate principal amount of
floating rate senior subordinated notes due 2013
that have been registered under the Securities Act of 1933, as amended.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON          , 2007, UNLESS EXTENDED.

To our clients:

Enclosed for your consideration is a prospectus, dated          , 2007 (the “prospectus”), and the related letter of transmittal (the “letter of transmittal”), relating to the offer (the “exchange offer”) of Rural Cellular Corporation (the “Company”) to exchange $425,000,000 aggregate principal amount of its floating rate senior subordinated notes due 2013 (the “new notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of the its outstanding floating rate senior subordinated notes due 2013 (the “old notes”), upon the terms and conditions described in the prospectus and the letter of transmittal. The exchange offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement dated as of May 30, 2007 between the Company and the initial purchaser referred to therein.

This material is being forwarded to you as the beneficial owner of the old notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the old notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the old notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on          , 2007 (the “expiration date”) unless extended by the Company. Any old notes tendered pursuant to the exchange offer may be withdrawn at any time before the expiration date.

Your attention is directed to the following:

1. The exchange offer is for any and all old notes.

2. The exchange offer is subject to certain conditions set forth in the prospectus in the section captioned “The Exchange Offer — Conditions to the Exchange Offer; Waivers.”

3. Any transfer taxes incident to the transfer of old notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 6 in the letter of transmittal.

4. The exchange offer expires at 5:00 p.m., New York City time, on          , 2007, unless extended by the Company.

If you wish to have us tender your old notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

This undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer made by the Company with respect to the old notes.

This will instruct you to tender the old notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the related letter of transmittal.

The undersigned expressly agrees to be bound by the enclosed letter of transmittal and that such letter of transmittal may be enforced against the undersigned.

☐  Please tender the old notes held by you for my account as indicated below:

Aggregate Principal Amount
at Maturity of

Floating rate senior subordinated notes due 2013: $

☐  Please do not tender any old notes held by you for my account

Dated:  , 2007

Signature(s):

Print name(s) here:

Address(es):

Area code(s) and telephone number(s):

Tax identification or social security number(s):

None of the old notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the old notes held by us for your account.

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